Exhibit 10.1

Execution Version

FIRST INCREMENTAL AMENDMENT

This FIRST INCREMENTAL AMENDMENT (this “First Incremental Amendment”), dated as of September 21, 2023, is entered into among HARMONY BIOSCIENCES HOLDINGS, INC., a Delaware corporation (the “Borrower”), each of the Subsidiary Guarantors party hereto, the Incremental Lenders (as defined below) and JPMOrgan CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, are party to the Credit Agreement, dated as of July 26, 2023 (as may be amended, restated, amended and restated, modified, extended, replaced, or supplemented from time to time prior to the date hereof, the “Credit Agreement”; the Credit Agreement as amended by this First Incremental Amendment, the “Amended Credit Agreement”); and

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Borrower may increase the principal amount of the Term Loans of any existing Class by requesting new commitments to provide term loans by, among other things, entering into an Incremental Amendment with the Administrative Agent and each Incremental Lender providing such Incremental Term Loans;

WHEREAS, the Borrower has notified the Administrative Agent and the First Incremental Amendment Lead Arranger (as defined below) of its desire to, substantially concurrently with the effectiveness of this First Incremental Amendment, borrow Incremental Term Loans (the “2023 Incremental Term Loans”) in an aggregate principal amount of $15,000,000 on the First Incremental Amendment Effective Date (as defined below);

WHEREAS, after giving effect to this First Incremental Amendment, the outstanding aggregate principal amount of Term Loans as of the First Incremental Amendment Effective Date will be $200,000,000;

WHEREAS, the 2023 Incremental Term Loans are being incurred in reliance on clause (c) of the definition of “Incremental Cap”;

WHEREAS, each Lender signatory hereto as an “Incremental Lender” (each such Lender, an “Incremental Lender”) has agreed to provide 2023 Incremental Term Loans to the Borrower in an aggregate principal amount set forth opposite its name under the column entitled “2023 Incremental Term Loans” in Schedule 1 attached hereto in accordance with the terms of this First Incremental Amendment and the Amended Credit Agreement and subject to the conditions set forth in this First Incremental Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Amended Credit Agreement.
2.Incremental Term Loans.
(a)Subject to the occurrence of the First Incremental Amendment Effective Date, each Incremental Lender hereby agrees to make 2023 Incremental Term Loans to the Borrower on the First

Incremental Amendment Effective Date in an aggregate principal amount set forth opposite its name under the column entitled “2023 Incremental Term Loans” in Schedule 1 attached hereto in accordance with the relevant requirements of the Credit Agreement and this First Incremental Amendment.
(b)Except as otherwise expressly set forth herein, the 2023 Incremental Term Loans shall have terms that are identical to those of Term Loans existing immediately prior to the First Incremental Amendment Effective Date (the “Effective Date Term Loans”) after giving effect to the Amended Credit Agreement, including, without limitation, with respect to the maturity date, weighted average life, interest rate margins, amortization (as amended hereby), commitment reductions and prepayments, and, after giving effect to this First Incremental Amendment, the 2023 Incremental Term Loans shall be considered the same Class of Loans as the Effective Date Term Loans and shall be considered “Term Loans” under the Amended Credit Agreement and the other Loan Documents. The 2023 Incremental Term Loans shall be fungible for U.S. federal income tax purposes with the Effective Date Term Loans. The Borrower shall pay any fees or other amounts payable to or for the account of the Incremental Lender at the times and in the manner set forth in the Credit Agreement.
(c)By entering into this First Incremental Amendment, each Incremental Lender hereby:
(i)represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this First Incremental Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Amended Credit Agreement;
(ii)represents and warrants that it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to make the 2023 Incremental Term Loans and become a Lender;
(iii)represents and warrants that from and after the First Incremental Amendment Effective Date, it shall be subject to and bound by the terms thereof and the Amended Credit Agreement, and shall perform all the obligations of and shall have all rights of a Lender thereunder;
(iv)represents and warrants that it has received a copy of the Amended Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this First Incremental Amendment and to make the 2023 Incremental Term Loans on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the First Incremental Amendment Lead Arranger or any other Lender;
(v)agrees that it will, independently and without reliance upon the Administrative Agent, any Lender or the First Incremental Amendment Lead Arranger and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents;
(vi)appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Amended Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and

(vii)acknowledges and agrees that, to the extent not already a Lender under the Credit Agreement, on the First Incremental Amendment Effective Date it shall become a “Lender” under, and for all purposes of, the Amended Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.
(d)JPMorgan Chase Bank, N.A. shall be the sole bookrunner and the sole lead arranger in connection with this First Incremental Amendment (the “First Incremental Lead Arranger”).
3.Amendments.  Effective as of the First Incremental Amendment Effective Date, the Credit Agreement (excluding the schedules and exhibits thereto) is hereby amended as follows:
(a)Section 1.01 of the Credit Agreement is hereby amended by adding the following defined term in the appropriate alphabetical order:

“First Incremental Amendment” shall mean that certain First Incremental Amendment to this Agreement, dated as of September 21, 2023, by and among the Borrower, each of the Subsidiary Guarantors party thereto, the Administrative Agent and the Incremental Lenders party thereto.

“First Incremental Amendment Effective Date” has the meaning assigned to such term in the First Incremental Amendment.

(b)Section 2.10(a) of the Credit Agreement is hereby amended by amending and restating the following defined terms in their entirety:

Repayment and Amortization of Loans.  The Borrower hereby unconditionally promises to repay the Term Loans on the last day of each calendar quarter (commencing December 31, 2023) in a principal amount equal to (i) for each calendar quarter from (and including) December 31, 2023 through (and including) September 30, 2025, 1.875% of the outstanding amount of the Term Loans on the First Incremental Amendment Effective Date (after giving effect to the making of the Incremental Term Loans on such date) (as such installment amount may be adjusted from time to time pursuant to Section 2.11(a) and Section 2.11(f)) and (ii) for each calendar quarter from (and including) December 31, 2025 and thereafter until the Maturity Date, 2.50% of the outstanding amount of the Term Loans on the First Incremental Amendment Effective Date (after giving effect to the making of the Incremental Term Loans on such date) (as such installment amount may be adjusted from time to time pursuant to Section 2.11(a) and Section 2.11(f)). To the extent not previously repaid, all unpaid Loans shall be paid in full in Dollars by the Borrower on the Maturity Date.

4.Conditions Precedent. This effectiveness of this First Incremental Amendment is subject to the satisfaction of each of the following conditions (the date of the satisfaction of all such conditions, the “First Incremental Amendment Effective Date”):

(a)The Administrative Agent (or its counsel) shall have received a counterpart of this First Incremental Amendment signed on behalf of the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Incremental Lenders;
(b)The Administrative Agent shall have received a certificate of the secretary, assistant Secretary or Responsible Officer of each Loan Party certifying (i) that there have been no changes in the certificate of incorporation or other charter document of such Loan Party, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (ii) the by-laws and articles of association (as applicable) or other applicable organizational document, as attached thereto, of such Loan Party as in effect on the date of such certification, (iii) resolutions of the board of directors or other governing body of such Loan Party authorizing the execution, delivery and performance of this First Incremental Amendment and the borrowing of the 2023 Incremental Term Loans, (iv) the names and true signatures of the incumbent officers of each Loan Party authorized to sign the Loan Documents to which it is a party, and (in the case of the Borrower) authorized to request a borrowing under the Credit Agreement;
(c)The representations and warranties of the Loan Parties set forth in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) on and as of the First Incremental Amendment Effective Date, with the same effect as though such representations and warranties had been made on and as of such date; provided that to the extent that any representation and warranty specifically refers to a given date or period, it shall be true and correct in all material respects as of such date or for such period;
(d)No Default or Event of Default has occurred and is continuing on the First Incremental Amendment Effective Date or would occur after giving effect to the borrowing of the 2023 Incremental Term Loans;
(e)After giving effect to the incurrence of the 2023 Incremental Term Loans on the First Incremental Amendment Effective Date, the Borrower shall be in compliance (on a pro forma basis) with the Financial Covenants as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b) of the Credit Agreement;
(f)The Administrative Agent shall have received an executed legal opinion of Hogan Lovells US LLP, counsel for the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent;
(g)The Administrative Agent shall have received a notice of borrowing from the Borrower with respect to the 2023 Incremental Term Loans, submitted in accordance with Section 2.03 of the Amended Credit Agreement; provided that such notice may be submitted one Business Day before the First Incremental Amendment Effective Date with respect to the 2023 Incremental Term Loans to be made on the First Incremental Amendment Effective Date, and such written notice of borrowing shall be revocable by the Borrower prior to 11:00 a.m. New York City time on the First Incremental Amendment Effective Date);
(h)The Incremental Lenders shall have received from the Borrower and each of the Subsidiary Guarantors at least three Business Days prior to the First Incremental Amendment Effective Date, documentation and other information requested by any Incremental Lender no less than 10 Business Days prior to the First Incremental Amendment Effective Date that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and, to the extent the Parent Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Parent Borrower;

(i)The Administrative Agent shall have received a certificate of a Responsible Officer of the Parent Borrower certifying that the conditions in Sections 4(c), (d) and (e) above have been satisfied as of the First Incremental Amendment Effective Date; and
(j)The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the First Incremental Amendment Effective Date, including, to the extent invoiced at least one Business Day prior to the First Incremental Amendment Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower pursuant to this First Incremental Amendment or the Amended Credit Agreement.
5.Representations and Warranties.  The Borrower and each Subsidiary Guarantor represents and warrants to the Administrative Agent that, as of the date hereof:
(a)The transactions contemplated by this First Incremental Amendment and the execution, delivery and performance of obligations by each Loan Party under this First Incremental Amendment are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. This First Incremental Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law and (iii) requirements of reasonableness, good faith and fair dealing;
(b)No Default or Event of Default has occurred and is continuing.
6.Reaffirmation; Reference to and Effect on the Loan Documents.
(a)From and after the First Incremental Amendment Effective Date, each reference in the Credit Agreement to “hereunder,” “hereof,” “this Agreement” or words of like import and each reference in the other Loan Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Credit Agreement as amended by this First Incremental Amendment. This First Incremental Amendment is a Loan Document.
(b)The Loan Documents, and the obligations of the Borrower and the Subsidiary Guarantors under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.
(c)The Borrower and each Subsidiary Guarantor (i) acknowledges and consents to all of the terms and conditions of this First Incremental Amendment, (ii) affirms all of its obligations under the Loan Documents, (iii) agrees that this First Incremental Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents, (iv) agrees that the Collateral Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (v) confirms its grant of security interests pursuant to the Collateral Documents to which it is a party as Collateral for the Secured Obligations, and (vi) acknowledges that all Liens granted (or purported to be granted) pursuant to the Collateral Documents remain and continue in full force and effect in respect of, and to secure, the Secured Obligations.
(d)The execution, delivery and effectiveness of this First Incremental Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(e)In the event of any conflict between the terms of this First Incremental Amendment and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control.
(f)The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this First Incremental Amendment in accordance with Section 9.03 of the Amended Credit Agreement.
7.Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial, Etc.
(a)This First Incremental Amendment shall be construed in accordance with and governed by the laws of the State of New York.
(b)EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.09 OF THE CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.
8.Amendments; Headings; Severability.  This First Incremental Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, the Incremental Lenders party hereto and the Administrative Agent.  The Section headings used herein are for convenience of reference only, are not part of this First Incremental Amendment and are not to affect the construction of, or to be taken into consideration in interpreting this First Incremental Amendment.  Any provision of this First Incremental Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
9.Execution in Counterparts.  This First Incremental Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this First Incremental Amendment by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this First Incremental Amendment.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any  document to be signed in connection with this First Incremental Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
10.Notices.  All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement.

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Each of the parties hereto has caused a counterpart of this First Incremental Amendment to be duly executed and delivered as of the date first above written.

HARMONY BIOSCIENCES HOLDINGS, INC., as the Borrower
By:	/s/ Jeffrey M. Dayno
Name:	Jeffrey M. Dayno
Title:	President and Chief Executive Officer

HARMONY BIOSCIENCES, LLC, as a Subsidiary Guarantor
By:	/s/ Jeffrey M. Dayno
Name:	Jeffrey M. Dayno
Title:	President and Chief Executive Officer

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By: /s/ Melanie Her
Name: Melanie Her
Title: Vice President

Bank of America, N.A., as an Incremental Lender

By: /s/ Irina Froment
Name: Irina Froment
Title: Senior Vice President